Ex. 10.2

AMENDMENT NO. 1
TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment”) between Silverleaf Resorts, Inc. (“Silverleaf”) and Harry J. White, Jr. (“Employee”) is entered into effective as of February 4, 2008.

R E C I T A L S:

A.            Silverleaf and Employee previously entered into that certain Employment Agreement, dated effective as of January 1, 2007 (“EmploymentAgreement”), pursuant to which Employee was employed as the Chief Financial Officer of Silverleaf.

B.            Employee has announced his intention to resign as Chief Financial Officer of Silverleaf effective as of February 4, 2008 and as a full-time officer and employee of the Company effective as of May 8, 2008.

C.            Silverleaf and Employee have agreed that Employee will continue to serve as Chief Accounting Officer of Silverleaf from February 4, 2008 through May 8, 2008, and will additionally assist in such capacity in the transition of his duties as Chief Financial Officer to his successor elected by the Silverleaf Board of Directors.

D.            Employee has further agreed to provide consulting services to Silverleaf after May 8, 2008 on such terms and conditions as Employee and Silverleaf may mutually agree.

NOW, THEREFORE, in consideration of the premises and terms hereinafter set forth, the parties agree as follows:

AGREEMENT

1.            Employee hereby resigns as Chief Financial Officer effective as of February 4, 2008.

2.            Employee shall serve as Chief Accounting Officer from February 4, 2008 through May 8, 2008. In addition to his duties as Chief Accounting Officer, Employee shall assist in the transfer of the duties and responsibilities of the office of Chief Financial Officer to the person elected by the Board of Directors to fill such office. Employee shall also provide such additional services to Silverleaf as reasonably requested by the Board of Directors or the Chief Financial Officer of Silverleaf.

3.            Employee’s resignation as Chief Accounting Officer shall be effective on May 8, 2008 with no further action required of Employee or Silverleaf.

4.            Except to the extent that such terms conflict with the terms of this Amendment, the terms of the Employment Agreement, including but not limited to Employee’s salary and benefits, shall remain in full force and effect as set forth therein.

IN WITNESS WHEREOF, this Amendment is executed to be effective as of the date set forth above.

“SILVERLEAF”:

SILVERLEAF RESORTS, INC.

By:	/S/ ROBERT E. MEAD
Robert E. Mead, Chief Executive Officer

“EMPLOYEE”:

/S/ HARRY J. WHITE, JR.
Harry J. White, Jr.